Exhibit 99.1

IMAGE OMITTEDIMAGE OMITTED PEG PEG Bandwidth Jefferies 2016 Global Data Center REIT Summit

January 1 2, 2016

IMAGE OMITTEDSafe Harbor Certain statements in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including without limitation, statements regarding CS&L’s expectations with respect to the proposed transaction with PEG. Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations with regard to the proposed transaction with PEG include, among other things, the risk that we fail to fully realize the potential benefits of the transaction or have difficulty integrating PEG; the possibility that the terms of the transaction as described in this presentation are modified; the possibility that PEG’s fourth quarter 2015 results differ from our current expectations; the risk that the transaction agreements may be terminated prior to expiration; risks related to satisfying the conditions to the transactions, including timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. CS&L expressly disclaims any obligation to release publicly any updates or revisions to any of the forward looking statements set forth in this presentation to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based. Fourth quarter and full year 2015 unaudited results for PEG are preliminary and subject to year end closing procedures, audit and purchase accounting adjustments. Actual results for these periods could differ materially. Investors should not place undue reliance on such numbers. PEG operating metrics have been provided by PEG without verification and investors should not place undue reliance on those operating metrics. This presentation contains certain supplemental measures of performance that are not required by, or presented in accordance with, U.S. GAAP. Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found in the appendix hereto. IMAGE OMITTED

IMAGE OMITTEDPEG At A Glance Owned Lit Backhaul 89% 82% National National Carrier A Carrier B ~300K 34% 26% Product Customer FIBER Revenues Revenues MILES

Controlled (6) 3% Wholesale 11% 2% $ in Millions 4Q LQA LQA Revenue $80 LQA Adjusted EBITDA $35 Revenue Y-o-Y Growth 25% Adjusted EBITDA Margin 44% Maintenance Capex to Revenues ~5% IMAGE OMITTED
National Other Carrier C 20% Enterprise 18% E-Rate 8% Carrier D 5% 2% Employees 180 Customer Connections (2) 3,200 Avg. Backhaul Bandwidth Speed 108 Mbps Monthly Revenue – MRR and MAR (3) $6.2M Avg. Remaining Contract Term (4) 57 months Revenue Under Contract (5) > $300M IMAGE OMITTEDIMAGE OMITTED

(1) Fourth quarter and full year unaudited results for PEG are preliminary and subject to year end closing procedures, audit and purchase accounting adjustments. Actual results for these periods could differ materially. Investors should not place undue reliance on such numbers. PEG operating metrics have been provided by PEG without verification and investors should not place undue reliance on those operating metrics. (2) 2,500 Fiber and 700 Microwave customer connections as of November 2015. (3) Expected Monthly Recurring Revenue (MRR) and Monthly Amortized Revenue (MAR) at closing. (4) Represents average remaining contract length of Backhaul contracts only as of November 2015. IMAGE OMITTED

(5) See definition in Appendix. 2 (6) Controlled fiber principally represents Dark Fiber IRU’s

# Transaction Rationale

- **Fiber-To-The-Tower focused connections**
  - **Mission critical communication infrastructure assets**
- **Long term contracts with strong credit quality customers**
  - **Contractual annual revenue of ~$70 million (1)**
  - **Strong relationships with major wireless carriers**
- **Organic growth allows deployment of success-based capital**
  - **Lit Backhaul, Enterprise, E-Rate, Wholesale, and Dark Fiber opportunities**
- **Experienced operations team to capture growth potential**
- **M&A platform to synergistically acquire other fiber operating companies**
- **Diversifies CS&L revenue mix and customer base**
  - **~10% of combined CS&L revenues (2)**

**Highly Complementary and Leveragable Business**

CS&L
The Communications REIT

(1) Includes $3.5 million of estimated annualized MAR expected at transaction closing. A portion of these contracts is subject to renewal each year, and there can be no assurances that the contracts will be renewed at all or, if they are renewed, that the renewal will not provide for lower rates. Accordingly, our presentation of contractual revenue is not a guarantee of future revenues and should not be viewed as a predictor of future annual revenues.

(2) Fourth quarter and full year unaudited results for PEG are preliminary and subject to year end closing procedures, audit and purchase accounting adjustments. Actual results for these periods could differ materially. Investors should not place undue reliance on such numbers.

3

IMAGE OMITTEDInvestment Highlights § Strong revenue growth and operating performance Ø Success based deployments with large anchor tenant awards Ø Focused on Tier II and Tier III markets § Robust sales opportunities to expand and diversify revenues Ø ~11,000 near-net cell site backhaul opportunities within 1 mile Ø ~7,000 near-net cell site backhaul opportunities within ½ mile § Scalable operating platform to exploit growth potential Ø Nearly 80% of network capacity is available for future business Ø Opportunities in Wholesale, E-Rate, Enterprise and carrier Dark Fiber § Total Revenue Under Contract exceeding $300 million (1) § Accretive to CS&L AFFO in year 1 IMAGE OMITTEDIMAGE OMITTED (1) See definition in Appendix.

IMAGE OMITTEDExtensive Rural Fiber Network Serving 7 Markets IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED Northeast-Mid Atlantic Network IMAGE OMITTEDIMAGE OMITTED Illinois Network IMAGE OMITTED South Central Network IMAGE OMITTED PEG Fiber Network Planned Fiber Network Markets Served • Fiber Route Miles 14,900 • Fiber Strand Miles 300,200 • Route Miles Owned / Controlled 95% • Tower Connections Owned / Controlled 95%

IMAGE OMITTEDPEG Sales Opportunities (1) IMAGE OMITTED

Wholesale Wholesale Wholesale 11% 33% 23% Dark Fiber BH Lit BH Lit BH CONTRACT Lit BH 21% CONNECTIONS 68% MRR 52% VALUE 44% Dark Fiber Dark Fiber BH BH 15% 33% IMAGE OMITTEDIMAGE OMITTED (1) Represents sales opportunities currently being pursued by PEG as of November 2015, and does not represent contractual backlog or committed revenue. There can be no assurances that any of these opportunities will be realized. “BH” abbreviation for Backhaul.

IMAGE OMITTEDPEG Leadership Team § Rich Ruben – Vice Chairman Ø 20 years of experience in the telecommunications and technology industry Ø CEO of PEG Bandwidth from February 2010 through February 2015 Ø Served as CEO at XOS Technologies, WireOne Communications and V-SPAN, and President at Comcast-Spectacor Ø Previously Vice President of Planning and CFO of Bell Atlantic Mobile Ø Helped develop and implement plan that eventually transformed Bell Atlantic Mobile into Verizon Wireless § Michael Friloux – CEO Ø 25 years of experience in the telecommunications and technology industry Ø Joined PEG Bandwidth in 2014 Ø Served as President and COO at Citynet Fiber Network Ø Chief Operating Officer at Anyware Mobile Solutions Ø Previously with AFN Communications and Williams Communications Group § Greg Ortyl – SVP Sales Ø 20 years of experience in the telecommunications industry Ø Co-founded PEG Bandwidth in 2009 Ø Served as Vice President and Director of Wireless Backhaul Sales at Level 3 Ø National Account Director at FiberTower Ø Previously with LightCore, New Edge Networks, Gabriel Communications and Southwestern Bell Mobile Systems § Jim Volk – CFO Ø 20 years of experience in the telecommunications industry Ø Served as Chief Financial Officer at Hargray Communications Ø Previously with Comcast Cellular, AT&T, UbiquiTel (a Sprint PCS affiliate) and SunCom PCS Ø CPA and Deloitte alumni IMAGE OMITTED

IMAGE OMITTEDTransaction Summary IMAGE OMITTED Overview § Purchase price of $409 million for all outstanding equity interests of PEG Bandwidth LLC (1) § $315 million cash Consideration § One million shares of CS&L common stock § 87,500 shares of 3% Series A Convertible Preferred Stock; each with a liquidation preference of $1,000 or $87.5 million in the aggregate § Privately negotiated transaction Structure § PEG to retain brand and operate as a separate business § Taxable transaction with CS&L receiving step-up basis Board of Directors § Scott Bruce of Associated Partners expected to join the Company’s Board of Directors following transaction close Financing § Cash consideration to be funded with available cash on hand and borrowings under CS&L’s $500 million revolver Closing Conditions and § Regulatory and other approvals required; customary closing conditions Timing § Expect to close in early 2Q16 IMAGE OMITTED (1) Excludes capital lease obligations expected to be assumed and transaction fees and expenses. Subject to customary purchase price adjustments.

IMAGE OMITTEDPro Forma CS&L Structure IMAGE OMITTED

QRS IMAGE OMITTED
§ Acquired and operated as a Taxable REIT Subsidiary (“TRS”) § CS&L receives step-up in basis of assets TRS § REIT synergies include:

Current fiber and copper network InterCo Mortgage Note IMAGE OMITTED Qualified REIT Subsidiary (Real property and other REIT-able assets) IMAGE OMITTED
PEG Talk America Consumer CLEC IMAGE OMITTED Taxable REIT Subsidiaries (Taxable CS&L Subs) IMAGE OMITTED
Ø Mortgage Loans against PEG fiber network provide TRS tax shield Ø Future dark fiber asset and leases potentially qualifying REIT assets Ø Tax planning opportunities for future transactions

Note: Structure for illustration only. Does not reflect actual legal structure.

IMAGE OMITTEDConvertible Preferred Shares IMAGE OMITTED 87,500 of Series A Convertible Preferred Stock Issue Par value of $.0001 per share Liquidation preference of $1,000 per share Non-voting except for customary matters affecting the holders Maturity 8 years Coupon 3.00% Conversion Price $35.00 – Conversion rate per share of 28.571 (1) Settlement Amount Greater of par value or conversion value Early Conversion Option Holders of the Series A Convertible Preferred Stock have the option to convert at anytime after 3 years Conversion Settlement Settled with new common shares of the Company, cash or combination thereof, at CS&L’s option Call Protection Non-callable for 3 years, callable at liquidation preference thereafter Change of Control Customary change of control terms and conditions including a make whole premium Pro Forma Ownership Associated Partners pro forma as converted ownership of 2.3% (2) IMAGE OMITTED (1) Subject to customary anti-dilution adjustments. (2) Assumes $35 conversion price yielding 2.5 million common equity in addition to 1 million equity issued as transaction consideration.

# Capitalization
## (Debt Agreement Basis)

***$ in Millions***

| | 9/30/2015 | Transaction Adjustment | Combined |
|---|---|---|---|
| Cash | $ 210 | $ -- | $ 210 |
| Revolver (1) | -- | 321 | 321 |
| Term Loan B | 2,135 | -- | 2,135 |
| Secured Notes | 400 | -- | 400 |
| Unsecured Notes | 1,110 | -- | 1,110 |
| Capital Leases (2) | -- | 41 | 41 |
| Total Debt | 3,645 | 362 | 4,007 |
| Convertible Preferred at Fair Value | -- | 75 | 75 |
| LQA Revenue (3) (4) | 694 | 80 | 775 (5) |
| LQA Adjusted EBITDA (3) (4) | 660 | 35 | 695 (5) |
| **Net Debt** | **$ 3,435** | **$ 362** | **$ 3,797** |
| **Net Debt / LQA Adjusted EBITDA** | **5.2x** | **--** | **5.5x** |

Note: Presented in accordance with Debt Agreements and not GAAP accounting standards. Amounts may not foot due to rounding.
(1) Cash portion of consideration expected to be funded on revolver. Includes estimated transaction fees and expenses of $6 million.
(2) Capital leases are related to IRU's.
(3) Fourth quarter and full year unaudited results for PEG are preliminary and subject to year end closing procedures, audit and purchase accounting adjustments. Actual results for these periods could differ materially. Investors should not place undue reliance on such numbers.
(4) LQA Adjusted EBITDA for CS&L is calculated as 3Q15 annualized Adjusted EBITDA. LQA Revenue and Adjusted EBITDA for PEG is calculated as annualized 4Q15 preliminary results as reported by PEG and subject to change.
(5) Represents simple summation of CS&L Revenue or EBITDA and PEG Revenue or EBITDA, as applicable, without any pro forma adjustments under Regulation S-X. Actual pro forma adjustments, including with respect to deferred revenue, could be material and could result in materially different pro forma results.

CS&L
The Communications REIT

11

IMAGE OMITTEDCS&L Business Strategy Characteristics of Communication Infrastructure Assets ● Same customers and sales cycle ● Customers willing to lease on a long term basis ● Value increases over time ● Attractive economics ● Difficult to replicate ● REITable Fiber Towers Consumer Ground Data Centers Broadband Leases U.S. Market $129.0B $72.3B $180.5B $61.0B $136.4B Size (1) Existing 2.14M U.S. metro & long 124.7K North 133M U.S. 124.7K ground leases Market haul fiber route miles American cell towers connections $52.6B $95.1B $106.9B $62.4B $188.9B Projected 440K route miles 19.9K towers Connections decrease 19.9K originations Estimated to grow to Construction $22.1B $9.9B to 127.1M $8.4B $136.4B in 2020 Growth (1) CS&L 59% 31% 9% – (2) 1% IMAGE OMITTEDM&A Pipeline (3) (1) Company estimates for U.S. market. Projections are five years forward. (2) Included in towers. (3) This is a summary of the transactions we are actively pursuing as of November 2015. We have not signed a purchase agreement and are not otherwise committed to consummating any of these 12 transactions and there can be no assurances that any of these transactions will be completed.

IMAGE OMITTEDCS&L M&A Pipeline (1) IMAGE OMITTED

26% 66% DEAL TYPE 4% 4% Whole Company M&A / SLB Capex SLB IMAGE OMITTED
30% DEAL SIZE 53% ($M) 17% < $250M IMAGE OMITTED ≥ $250M and < $500M IMAGE OMITTED ≥ $500M IMAGE OMITTED
96% PROCESS MIX 4% Process Negotiated

(1) This is a summary of the transactions we are actively pursuing as of November 2015. We have not signed a purchase agreement and are not otherwise committed to consummating any of these transactions and there can be no assurances that any of these transactions will be completed.

IMAGE OMITTED Q&A IMAGE OMITTED

IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED 15

IMAGE OMITTEDNon-GAAP Financial Measures We refer to EBITDA, Adjusted EBITDA, Funds From Operations, or "FFO" (as defined by the National Association of Real Estate Investment Trusts ("NAREIT")), and Adjusted Funds From Operations, or "AFFO," in this presentation, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a real estate investment trust ("REIT"). We define "EBITDA" as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA, excluding stock-based compensation expense, and the impact, which may be recurring in nature, of acquisition and transaction related expenses, the write-off of unamortized deferred financing costs, costs incurred as a result of the early re-payment of debt, changes in the fair value of contingent consideration and financial instruments and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis, and serve as an indicator of our ability to service debt. Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as an alternative to net income determined in accordance with GAAP. IMAGE OMITTED

IMAGE OMITTEDNon-GAAP Financial Measures Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT's definition. We define AFFO as FFO excluding (i) noncash revenues and expenses such as stock-based compensation expense, amortization of debt discounts, amortization of deferred financing costs, amortization of intangible assets, straight-line rental revenue and revenue associated with the amortization of tenant funded capital improvements and (ii) the impact, which may be recurring in nature, of the following items: acquisition and transaction related expenses, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe that the use of FFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating and financial performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as acquisition and transaction related costs. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do. IMAGE OMITTED

IMAGE OMITTEDOther Reporting Definitions § Adjusted EBITDA Margin: Adjusted EBITDA divided by consolidated revenue. Adjusted EBITDA margin is a supplemental measure of our operating margin that should be considered along with, but not as an alternative to our operating margins § Contract Value: MRR and MAR under contract multiplied by the remaining contract term in months § Monthly Amortized Revenue (MAR): Revenue related to the amortized portion of upfront charges and IRU’s § Monthly Recurring Revenue (MRR): Revenues for ongoing service from both contractual and month-to-month customer arrangements § Net Debt: Principal amount of debt outstanding, less unrestricted cash and cash equivalents § Revenue Under Contract: Total revenue contract value that PEG is entitled to receive pursuant to existing contracts, some of which may be past their expiration date and currently on a month to month basis. A portion of these contracts is subject to renewal each year, and there can be no assurances that the contracts will be renewed at all or, if they are renewed, that the renewal will not provide for lower rates. Accordingly, our presentation of contractual revenue is not a guarantee of future revenues and should not be viewed as a predictor of future annual revenues IMAGE OMITTED

IMAGE OMITTEDReconciliation of Non-GAAP Historical Financials (Unaudited, $ in Millions) IMAGE OMITTED

3Q15 Net Income $ 9.4 Depreciation & amortization 87.3 Interest expense 66.5 Income tax expense 0.3 EBITDA 163.5 Stock-based compensation 0.8 Acquisition and transaction costs 0.8 Adjusted EBITDA 165.0 Annualized Adjusted EBITDA (2) $ 660.1 IMAGE OMITTED
4Q15E (1) Net Income $ (4.5) Depreciation & amortization 8.0 Interest expense 5.7 Income tax expense - EBITDA 9.2 Stock-based compensation 0.2 Other (income) / expense (0.7) Adjusted EBITDA 8.8 Annualized Adjusted EBITDA (2) $ 35.1

Note: Subtotals may not foot due to rounding. (1) Fourth quarter and full year unaudited results for PEG are preliminary and subject to year end closing procedures, audit and purchase accounting adjustments. Actual results for these periods could differ materially. Investors should not place undue reliance on such numbers. 19 (2) Annualized Adjusted EBITDA is calculated as Adjusted EBITDA multiplied by 4.